EXHIBIT 16

January 21, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Poverty Dignified, Inc.'s statements included under Item 4.01 of its Form 8-K filed on January 21, 2016 and we agree with such statements concerning our firm.

Sincerely,

/s/ Elliott Davis Decosimo, PLLC